Registration No.333-______
                                                    Filed June 28, 2002

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               _______________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               _______________


                        First BancTrust Corporation
______________________________________________________________________________
(Exact Name of Registrant as specified in its Certificate of Incorporation)


           Delaware                                     37-1406661
______________________________________________________________________________
   (State of incorporation)                  (IRS Employer Identification No.)


                          206 South Central Avenue
                           Paris, Illinois 61944
______________________________________________________________________________
        (Address of principal executive offices, including zip code)



                 First Bank & Trust Retirement Savings Plan
______________________________________________________________________________
                          (Full Title of the Plan)

                              Terry J. Howard
                   President and Chief Executive Officer
                        First BancTrust Corporation
                          206 South Central Avenue
                           Paris, Illinois 61944
                               (217) 465-6381
______________________________________________________________________________
         (Name, address and telephone number of agent for service)

                                 Copies to:

                            Stephen M. Ege, Esq.
                           Patricia J. Wohl, Esq.
                   Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                           Washington, D.C. 20005
                               (202) 347-0300




                  Index to Exhibits is located on page 5.

                      CALCULATION OF REGISTRATION FEE


Title of                     Proposed        Proposed
Securities                   Maximum         Maximum             Amount of
to be        Amount to be    Offering Price  Aggregate           Registration
Registered   Registered(1)   Per Share(3)    Offering Price(3)   Fee
______________________________________________________________________________

Common Stock,
 par value
 $.01            10,000(2)   $16.45          $164,500            $15.13
______________________________________________________________________________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Bank & Trust Retirement Savings Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of First BancTrust Corporation (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan.
     In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on June 25, 2002.

                         __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.














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                                   PART I

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*


_________________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

    (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
         ("Exchange Act"), since the end of the fiscal year covered by the Form 10-KSB referred to in clause (a) above.

    (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 11, 2001.

    (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Article 10 of the Registrant's Certificate of Incorporation provides as follows:

    Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

    Article VI of the Registrant's Amended and Restated Bylaws provides as follows:

              ARTICLE VI.  INDEMNIFICATION, ETC. OF DIRECTORS,
                           OFFICERS AND EMPLOYEES

    6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

    6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by

                                     4

the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

    6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

    6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B):

     No.       Exhibit
     ---       -------

     4.0       Form of Stock Certificate of First BancTrust Corporation *

     23.0      Consent of BKD, LLP

     24.0      Power of attorney for any subsequent amendments
               (located in the signature pages of this Registration
               Statement).
____________________

     * Incorporated herein by reference from the Registration Statement on Form SB-2, as amended, filed on December 15, 2000, Registration No. 333-51934.

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Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     6

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, Illinois, on this 27th day of June 2002.

                              FIRST BANCTRUST CORPORATION


                              By:  /s/ Terry J. Howard
                                   ------------------------------
                                   Terry J. Howard
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Terry J. Howard his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Terry J. Howard                         June 27, 2002
----------------------------------
Terry J. Howard
President, Chief Executive Officer
and Director


/s/ Terry T. Hutchison                      June 27, 2002
----------------------------------
Terry T. Hutchison
Chairman of the Board


/s/ David W. Dick                           June 27, 2002
----------------------------------
David W. Dick, Director


/s/ Christopher M. Eldredge                 June 27, 2002
----------------------------------
Christopher M. Eldredge, Director


/s/ Joseph R. Schroeder                     June 27, 2002
----------------------------------
Joseph R. Schroeder, Director


/s/ Mary Ann Tucker                         June 27, 2002
----------------------------------
Mary Ann Tucker, Director


                                     7

/s/ John W. Welborn                         June 27, 2002
----------------------------------
John W. Welborn, Director


/s/ Ellen M. Litteral                       June 27, 2002
----------------------------------
Ellen M. Litteral, Chief Financial
Officer and Treasurer (Principal
Accounting and Financial Officer)


    Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed by the undersigned hereunto duly authorized, in the City of Quincy, State of Illinois, on June 27, 2002.

                              FIRST BANK & TRUST
                              RETIREMENT SAVINGS PLAN



June 27, 2002          By:    /s/ Linda Shultz Trust Officer
                              --------------------------------------------
                              First BankersTrust Company, N.A., as Trustee
                      Name:   Linda Shultz
                      Title:  Trust Officer




















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